Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A4 of YAN CHUANG GROUP INC. (the “Company”) of our report dated August 25, 2025 relating to our audits of the Company’s financial statements as of June 30, 2025. We also consent being named as an expert.

Newhall, California

March 31, 2026

PCAOB # 6235